AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 2003

                                                 Registration No. 333-[_______]

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

              ----------------------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               ---------------------------------------------------


                       UNIVERSAL AMERICAN FINANCIAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)


             NEW YORK                                     11-2580136
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)


6 INTERNATIONAL DRIVE, SUITE 190, RYE BROOK, NY                      10573
    (Address of Principal Executive Offices)                       (Zip Code)


                       UNIVERSAL AMERICAN FINANCIAL CORP.
                               401(K) SAVINGS PLAN
                              (Full Title of Plan)


                          RICHARD A. BARASCH, PRESIDENT
                       UNIVERSAL AMERICAN FINANCIAL CORP.
                        6 INTERNATIONAL DRIVE, SUITE 190
                               RYE BROOK, NY 10573
                     (Name and Address of Agent For Service)


                                 (914) 934-5200
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                     Proposed Maximum        Proposed Maximum
     Title of Each Class of Securities To Be      Amount To Be      Offering Price Per      Aggregate Offering        Amount of
                  Registered (1)                 Registered (2)          Share (3)               Price (3)         Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share          250,000 shares            $9.07                $2,267,500              $184
===================================================================================================================================


(1) Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover, in addition to the number of shares stated above, an indeterminate number of shares of common stock of Universal American Financial Corp., which may become issuable under the Universal American Financial Corp. 401(k) Savings Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

 (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act based on the average of the high and low price of the common stock of the registrant as reported by the Nasdaq National Market on October 10, 2003, which is $9.07.

================================================================================

                                EXPLANATORY NOTE

                     This registration statement relates to shares of common stock, par value $0.01 per share, of Universal American Financial Corp. (the "Company") that may be offered or sold to employees of the Company and its subsidiaries under the Universal American Financial Corp. 401(k) Savings Plan (the "401(k) Plan") through allocations to a participant's 401(k) account. Since the shares of common stock registered hereby will be purchased by Transamerica Retirement Services, the administrator of the 401(k) Plan, on behalf of the trustees of the 401(k) Plan for the accounts of participants in the 401(k) Plan through open-market or privately negotiated transactions, such transactions do not involve the original issuance by the Company of any shares of common stock or result in a change in the number of outstanding shares of common stock of the Company.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN'S ANNUAL INFORMATION.*

*The documents containing the information specified in Part I of this registration statement will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                     The Securities and Exchange Commission (the "Commission") allows the Company to "incorporate by reference" information into this registration statement which means that the Company can disclose important information to you by referring you to another document that the Company filed separately with the Commission. Accordingly, this registration statement incorporates by reference the documents set forth below that the Company has previously filed with the Commission. These documents contain important business and financial information about the Company, including information concerning its financial performance.

                     The Company and the 401(k) Plan each incorporates by reference into this registration statement the following documents:

           (a) the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002

           (b) the 401(k) Plan's annual report on Form 11-K for the year ended December 31, 2002 filed on behalf of the 401(k) Plan;

           (c) the Company's quarterly reports on Form 10-Q for the quarters ended June 30, 2003 and March 31, 2003;

           (d) the Company's current reports on Form 8-K filed April 2, 2003 and May, 29, 2003 and the Company's current report on Form 8-K/A filed June 12, 2003; and

           (e) the description of the Company's common stock, par value $0.01 per share, contained in the registration statement on Form 8-A as filed with the Commission on July 11, 1983 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

                     All documents subsequently filed by the Company on its behalf or on behalf of the 401(k) Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to shareholders or other document or report that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     Article Seventh of the Restated Certificate of Incorporation of the Company provides, in part, that to the extent required by New York Business Corporation Law ("NYBCL"), no director of the Company shall have any personal liability to the Company or its stockholders for damages for any breach of duty as such director, provided that each such director shall be liable under the following circumstances: (i) in the event that a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director's acts violated Section 719 of the NYBCL or (ii) for any act or omission prior to the adoption of Article Seventh of the Restated Certificate of Incorporation of the Company.

                     Article VI of the Company's Amended and Restated Bylaws (the "Bylaws") provide, in part, that the Company shall (subject to the terms thereof) indemnify any person, by reason of the fact that such person is or was a director, officer or employee of the Company, or of any subsidiary or affiliate of the Company, or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company, against all loss and expense including, judgments, fines (including excise taxes), amounts paid in settlement and attorneys' fees and disbursements actually and necessarily incurred as a result of such action or proceeding, or any appeal therefrom, and all legal fees and expenses incurred in successfully asserting a claim for indemnification; provided, however, that no indemnification may be made to or on behalf of any director, officer or employee if a judgment or other final adjudication adverse to the director, officer or employee establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

                     The Company may purchase and maintain insurance on behalf of any person described in Article VI of the Bylaws against any liability which may be asserted against such person whether or not the Company would have the power to indemnify such person against such liability under the provisions of
Article VI of the Company's Bylaws or otherwise. The Company maintains and pays premiums for directors' and officers' liability insurance policies.

                     The Company is incorporated under the laws of the State of New York. Sections 721-726 of Article 7 of the NYBCL provide for the indemnification and advancement of expenses to officers and directors. Section 721 provides that indemnification and advancement of expenses pursuant to the NYBCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

                     Section 722(a) of the NYBCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise that any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action, or any appeal therein, if such director or officer acted in good faith for a purpose he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful.

                     Section 722(c) of the NYBCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted in good faith for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action or a pending action that is settled or otherwise disposed of or (2) any claim, issue or matter for which the person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application that the person is fairly and reasonably entitled to indemnity for that portion of the settlement and expenses as the court deems proper.

                     Section 723 of the NYBCL provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such Section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

                     Section 725 provides for repayment of such expenses when the recipient is ultimately found not to be entitled to indemnification. Section 726 provides that a corporation may obtain indemnification insurance indemnifying itself and its directors and officers.

                     The foregoing is only a summary of the described sections of the New York Business Corporation Law and is qualified in its entirety by reference to such sections.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                     Not applicable.

ITEM 8.  EXHIBITS.

                     The following exhibits have been filed as part of this Registration Statement.

Exhibit Number                          Description of Exhibits
--------------                          -----------------------

     4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit A to the Company's Current Report on Form 8-K filed on March 16, 2001).

     4.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit A to the Company's Current Report on Form 8-K filed on August 13, 1999).

     5.1 Determination Letter from the Internal Revenue Service, dated January 17, 1995 (filed herewith).*

    23.1              Consent of Ernst & Young LLP, Independent Accountants
                      (filed herewith).

    24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).


* The Company hereby undertakes that it will submit amendments to the 401(k) Plan to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code of 1986, as amended.


ITEM 9.  UNDERTAKINGS.

           (a)        The undersigned registrant hereby undertakes:

                     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                                 (i) to include any prospectus required by
                      Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                                 (ii) to reflect in the prospectus any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                 (iii) to include any material information with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the 401(k) Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Rye Brook, state of New York, on October 15, 2003.

                                      UNIVERSAL AMERICAN FINANCIAL CORP.

                                      By: /s/ Richard A. Barasch
                                          -------------------------------------
                                          Name: Richard A. Barasch
                                          Title: Chairman, President and
                                                 Chief Executive Officer



                                POWER OF ATTORNEY

                     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Barasch and Robert
A. Waegelein, or either of them, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments (including all post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                              Date
---------                                -----                                              ----
/s/ Richard A. Barasch                   Chairman of the Board, President, Chief            October 15, 2003
---------------------------------        Executive Officer and Director (Principal
Richard A. Barasch                       Executive Officer)


/s/ Robert A. Waegelein                  Executive Vice President and Chief Financial       October 15, 2003
---------------------------------        Officer (Principal Financial and Accounting
Robert A. Waegelein                      Officer)


/s/ Bradley E. Cooper                    Director                                           October 15, 2003
---------------------------------
Bradley E. Cooper


/s/ Susan S. Fleming                     Director                                           October 15, 2003
---------------------------------
Susan S. Fleming



Signature                                Title                                              Date
---------                                -----                                              ----

/s/ Mark M. Harmeling                    Director                                           October 15, 2003
---------------------------------
Mark M. Harmeling


/s/ Bertram Harnett                      Director                                           October 15, 2003
---------------------------------
Bertram Harnett


/s/ Linda Lamel                          Director                                           October 15, 2003
---------------------------------
Linda Lamel


/s/ Patrick J. McLaughlin                Director                                           October 15, 2003
---------------------------------
Patrick J. McLaughlin


/s/ Robert A. Spass                      Director                                           October 15, 2003
---------------------------------
Robert A. Spass


/s/ Robert F. Wright                     Director                                           October 15, 2003
---------------------------------
Robert F. Wright


                     Pursuant to the requirements of the Securities Act of 1933, the committee responsible for administering the Universal American Financial Corp. 401(k) Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rye Brook, state of New York, on October 15, 2003.


                                         UNIVERSAL AMERICAN FINANCIAL CORP.
                                         401(K) SAVINGS PLAN

                                         By: /s/ Richard A. Barasch
                                             ----------------------------------
                                             Name: Richard A. Barasch
                                             Title: Trustee


                                         By: /s/ Robert A. Waegelein
                                             ----------------------------------
                                             Name: Robert A. Waegelein
                                             Title: Trustee


                                         By:  /s/ Bill Wehner
                                             ----------------------------------
                                             Name: Bill Wehner
                                             Title: Trustee

                                  EXHIBIT INDEX

 Exhibit Number                           Description of Exhibits
 --------------                           -----------------------

     4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit A to the Company's Current Report on Form 8-K filed on March 16, 2001).

     4.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit A to the Company's Current Report on Form 8-K filed on August 13, 1999).

     5.1 Determination Letter from the Internal Revenue Service, dated January 17, 1995 (filed herewith).*

    23.1              Consent of Ernst & Young LLP, Independent Accountants
                      (filed herewith).

    24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).



* The Company hereby undertakes that it will submit amendments to the 401(k) Plan to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code of 1986, as amended.